UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

Bankrate, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35206	65-0423422
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, 22nd Floor

New York, New York 10019

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (917) 368-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on July 2, 2017, Bankrate, Inc., a Delaware corporation (“Bankrate”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Red Ventures Holdco, LP, a North Carolina limited partnership (“Red Ventures”), and Baton Merger Corp., a Delaware corporation and an indirect wholly owned subsidiary of Red Ventures (“Merger Sub”), pursuant to which, among other things and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into Bankrate (the “Merger”), with Bankrate continuing as the surviving corporation and as a wholly owned subsidiary of Red Ventures.

On August 18, 2017, Bankrate and Red Ventures each received a request for additional information and documentary materials, often referred to as a “second request,” from the Federal Trade Commission (the “FTC”) in connection with the FTC’s review of the Merger. The second request was issued under the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Issuance of the second request extends the waiting period imposed by the HSR Act until 30 days after Bankrate and Red Ventures have substantially complied with the second request, unless the waiting period is extended voluntarily by the parties or terminated earlier by the FTC. Bankrate and Red Ventures intend to cooperate fully with the FTC. The parties continue to expect that all required regulatory approvals for the Merger will be obtained and that the Merger will be completed by the end of 2017.

Additional Information and Where to Find It

In connection with the proposed merger transaction involving Bankrate, Inc. (“Bankrate”), Bankrate filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) on August 15, 2017, and has mailed the Proxy Statement and proxy card to Bankrate’s stockholders, and has filed and may file other relevant documents relating to the proposed transaction with the SEC. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF BANKRATE ARE URGED TO READ THE PROXY STATEMENT CAREFULLY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, AS THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a copy of the Proxy Statement and the other documents filed by Bankrate free of charge at the SEC’s website, http://www.sec.gov, and Bankrate’s website, www.bankrate.com. In addition, the documents may be obtained free of charge by directing a request to Ken Stelzer by email at Ken.Stelzer@Bankrate.com or by calling 917-438-9544.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Bankrate common stock in respect of the proposed transaction. Information about the directors and executive officers of Bankrate is set forth in the proxy statement for Bankrate’s 2017 annual meeting of stockholders, which was filed with the SEC on April 28, 2017, and in other documents filed by Bankrate with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement and may be contained in other relevant materials filed with the SEC in respect of the proposed transaction.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain Bankrate stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; the effect of the announcement of the transaction on the ability of Bankrate to retain and hire key personnel and maintain relationships with its customers, providers, advertisers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the merger; and other factors detailed in Bankrate’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2016 and Bankrate’s other filings with the SEC, which are available at http://www.sec.gov and on Bankrate’s website at www.bankrate.com. Bankrate assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BANKRATE, INC.

Date: August 18, 2017	By:	/s/ Steven D. Barnhart
	Name:	Steven D. Barnhart
	Title:	SVP, Chief Financial Officer